UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2014

LAS VEGAS RAILWAY EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54648 (Commission File Number)	56-2646797 (I.R.S. Employer Identification No.)

6650 Via Austi Parkway, Suite 140 Las Vegas, NV 89119 (Address of principal executive offices) (zip code)

702-583-6715 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2014, Las Vegas Railway Express, Inc. (the “LVRE”), entered into a Registration Rights Agreement and Securities Purchase Agreement (the “Agreements”) with Iconic Holdings, LLC, (the “Investor”) to provide up to $5 million in capital in the form of a credit line facility.  Both parties executed all documents on July 2, 2014.  LVRE shall cause to have Form S-1 filed with the SEC and thereafter LVRE shall have the right to issue and sell to Investor $5 million worth of shares of Common Stock on a private placement basis pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

On June 30, 2014, Las Vegas Railway Express, Inc. (the “LVRE”), entered into an Investor Relations Agreement with Integrative Business Alliance LLC (the “IBA”) with the term of six (6) months, whereby LVRE shall issue 1,200,000 shares of common stock.  IBA shall provide public relations and corporate communications services for the Company.

Item 9.01 Financial Statements and Exhibits.

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS RAILWAY EXPRESS, INC.

Date: July 7, 2014	By:	/s/ Michael Barron
Name: Michael Barron
Title: Chief Executive Officer